Exhibit 5.1

LUCOSKY BROOKMAN LLP 101 Wood Avenue South 5th Floor Woodbridge, NJ 08830 T - (732) 395-4400 F- (732) 395-4401

111 Broadway Suite 807 New York, NY 10006 T - (212) 332-8160 F - (212) 332-8161
www. lucbro.com

December 30, 2024

Ainos, Inc.

8880 Rio San Diego Drive, Ste. 800

San Diego, CA 92108

RE:	Registration Statement on Form S-3
6,737,731 Shares of Common Stock of
Ainos, Inc., par value $0.01 per share

Ladies and Gentlemen:

We are acting as counsel for Ainos, Inc., a Texas corporation (the “Company”), in connection with the registration for resale from time to time by certain selling shareholders (the “Selling Shareholders”) named in the Prospectus (as defined below) of up to 6,737,731 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), consisting of (1) 5,500,000 Shares issued to Taiwan Carbon Nano Technology Corporation (“TCNT”) pursuant to a patent license agreement, dated August 6, 2024, by and between the Company and TCNT (the “TCNT Shares”), (2) 247,500 restricted stock units (“RSUs”) granted to directors, officers, and employees of the Company as special stock awards on November 22, 2024 and vested on November 26 2024 (the “2024 Special Stock Awards Shares”), (3) 500,000 Shares issuable upon exercise of the warrants issued to ASE Test, Inc. pursuant to the Warrant Purchase Agreement (the “ASE Test Warrants”), dated May 3, 2024 (the “AST Test Warrant Shares”), (4) 12,231 Shares issued to Ting-Chuan Lee, a director of the Company, pursuant to a purchase and sale agreement relating to the Company’s acquisition of a vehicle with a purchase price of $48,559, dated April 26, 2023 (the “Purchase and Sale Agreement Shares”), and (5) 478,000 RSUs granted to directors, officers, and employees of the Company as special stock awards on October 11, 2023 and vested on November 24, 2023 (the “2023 Special Stock Awards Shares”). The Shares are included in a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), and the related prospectus included in the Registration Statement (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) on December 20, 2024, as amended.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issuance of the Warrant Shares. It is understood that the opinions set forth below are to be used only in connection with the offer while the Registration Statement is in effect.

In rendering these opinions, we have examined the certificate of formation of the Company, as amended, and bylaws, both as amended and currently in effect, the Registration Statement, and the exhibits thereto, and such other records, instruments and documents as we have deemed advisable in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents. In providing these opinions, we have further relied as to certain matters on information obtained from officers of the Company. We are opining herein as to the federal laws of the United States and Texas Business Organizations Code, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	With respect to the TCNT Shares, 2024 Special Stock Awards Shares, Purchase and Sale Agreement Shares, and 2023 Special Stock Awards Shares, which have already been issued, are validly issued, fully paid and non-assessable shares of Common Stock; and

2.	When the AST Test Warrant Shares are issued upon exercise of the ASE Test Warrants, they will be validly issued, fully paid, and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP